EXHIBIT 19

                               WRITTEN CONSENT OF
                              THE SOLE DIRECTOR OF
                         OAK FINANCE INVESTMENTS LIMITED

      The undersigned, being the sole director of Oak Finance Investments Limited, a company organized under the laws of the British Virgin Islands (the "Company"), hereby adopt by written action in lieu of a meeting the following resolutions:

            BE IT RESOLVED, that the Board of Directors does hereby authorize the execution, delivery and performance, including, without limitation, the incurrence of indebtedness in the amount of US$16,750,000 (or such other amount as the officers or authorized persons of the Company may in their discretion make) of a line of credit agreement (the "Loan Agreement"), by and between the Company and the lender(s) named therein (the "Lender"), dated as of May 24, 2005, in substantially the form of the draft comprising Exhibit A hereto, with such changes as the authorized officers and authorized persons of the Company may in their discretion make;

            FURTHER RESOLVED, that the Board of Directors does hereby authorize the execution, delivery and performance of one or more promissory notes in the aggregate principal amount of US$16,750,000 (or such other amount as the officers or authorized persons of the Company may in their discretion make) (collectively, the "Note"), by the Company in favor of the holders named therein, dated as of May 24, 2005, in substantially the form of the draft comprising Exhibit B hereto, with such changes as the authorized officers and authorized persons of the Company may in their discretion make;

            FURTHER RESOLVED, that the Board of Directors does hereby authorize the execution, delivery and performance of a pledge agreement (the "Pledge Agreement"), by and between the Company and the Lender, dated as of May 24, 2005, in substantially the form of the draft comprising Exhibit C hereto, with such changes as the authorized officers and authorized persons of the Company may in their discretion make;

            FURTHER RESOLVED, that the Company does hereby instruct its registered agent, Arias, Fabrega & Fabrega Trust Co. BVI, Limited (the "Registered Agent"), to establish on behalf of the Company a Register of Mortgages and Charges (the "Register") and maintain the Register at its office on the Company's behalf;

            FURTHER RESOLVED, that the Company does hereby instruct the Registered Agent to record in the Register details pertaining to the Pledge Agreement, substantially in the form of Schedule 1 attached hereto;

            FURTHER RESOLVED, that the Company does hereby instruct the Registered Agent to file with the British Virgin Islands Companies Registry the details concerning the Pledge Agreement as recorded in the Register;


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            FURTHER RESOLVED, that the Board of Directors does hereby authorize the execution, delivery and performance of an escrow agreement (the "Escrow Agreement"), by and between the Company and Stonegate Bank, dated as of May 24, 2005, in substantially the form of the draft comprising Exhibit D hereto, with such changes as the authorized officers and authorized persons of the Company may in their discretion make;

            FURTHER RESOLVED, that the Board of Directors does hereby authorize the execution, delivery and performance of a participation agreement (the "Participation Agreement"), by and between the Company and Stonegate Bank, dated as of May 24, 2005, in substantially the form of the draft comprising Exhibit E hereto, with such changes as the authorized officers and authorized persons of the Company may in their discretion make;

            FURTHER RESOLVED, that the Board of Directors does hereby designate each of Saurabh Patel a/k/a Sorab Patel and Kishore Kumar Jhunjhunwala, each acting alternatively and singly, as an authorized person and authorized signatory (which terms shall for all purposes have the same meaning) for the Company in the execution of the Loan Agreement, the Note, the Pledge Agreement, the Escrow Agreement and the instruments and documents incidental and ancillary thereto;

            FURTHER RESOLVED, that the Board of Directors does hereby approve the procurement and funding of a "Key-Man" life insurance policy on each of the lives of Donald Kovalevich and Richard Falcone, with Lender designated as the loss payee as described in the Loan Agreement;

            FURTHER RESOLVED, that the Board of Directors does hereby appoint CT Corporation as the Company's registered agent in New York for Service of Process, as more specifically set forth in Exhibit F hereto;

            FURTHER RESOLVED, that the Board of Directors and proper officers and authorized persons of the Company, and each of them, are hereby authorized to take all such actions, to make such determinations and to execute and deliver all such agreements, instruments and documents in the name and on behalf of the Company (under its corporate seal or otherwise) as they, in their discretion, shall deem necessary or advisable in order to carry out the foregoing resolutions; and


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            FURTHER RESOLVED, that all actions heretofore taken by any of the directors, officers, authorized persons, representatives or agents of the Company or any of their affiliates with respect to any of the matters referred to in the foregoing resolutions be, and each of the same hereby is, ratified, confirmed and approved in all respects as the act and deed of the Company.


                             [Signature page follows.]


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      IN WITNESS WHEREOF, the undersigned directors consent to the foregoing action as of this 24th day of May, 2005.


                              /s/ Brenda Patricia Cocksedge
                              ------------------------------
                              Brenda Patricia Cocksedge
                              Sole Director


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